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                                                                   EXHIBIT 10.23

                                 AMENDMENT NO. 3
                          TO EMPLOYEE MATTERS AGREEMENT

     AMENDMENT NO. 3 TO EMPLOYEE MATTERS AGREEMENT (this "Amendment"), dated as of December 2, 2002, by and between Plains Resources Inc., a Delaware corporation ("Plains"), and Plains Exploration & Production Company, a Delaware corporation (fka Plains Exploration & Production Company, L.P., a California limited partnership) ("Plains Exploration"). Undefined capitalized terms are defined in the Agreement (as defined below).

     WHEREAS, Plains and Plains Exploration & Production Company, L.P., a California limited partnership, entered into the Employee Matters Agreement, dated as of July 3, 2002, which was amended by the Amendment No. 1 to Employee Matters Agreement, dated as of September 18, 2002 and Amendment No. 2 to Employee Matters Agreement, dated as of November 20, 2002 (the "Agreement");

     WHEREAS, on September 18, 2002, Plains Exploration & Production Company, L.P., a California limited partnership, converted into Plains Exploration;

     WHEREAS, Plains and Plains Exploration desire to enter into this Amendment to (1) amend Section 4.01 of the Agreement to provide that only the Plains Deferred Compensation Arrangements for Cindy Feeback and Susie Peters will be transferred to Spinco rather than all of the Plains Deferred Compensation Arrangements, and the remaining Plains Deferred Compensation Arrangements for J.P. Collins, William Egg, Larry Morton, Michael Patterson and Herbert Schroeder will remain with Plains, and (2) amend Section 3.03 of the Agreement to provide that the account balances of the Spinco Retired Employees will remain with the Spinco 401(k) Plan rather than the Plains 401(k) Plan;

     WHEREAS, Plains and Plains Exploration desire that the effectiveness of this Amendment be conditioned on (the "Condition") a capital contribution by Plains to Plains Exploration in an amount in excess of the value of any tax benefits that Plains Exploration would lose or any tax liabilities that Plains Exploration would incur as a result of this Amendment;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the Parties hereby agree as follows:

     1. Section 3.03 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

     "Section 3.03 Spinco Retired Employees. Notwithstanding the above, account balances of Spinco Retired Employees, if any, shall remain in the Spinco 401(k) Plan after the Distribution Date."

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     2. The second sentence of Section 4.01 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

     "As of the Distribution Date, Spinco shall assume all Liabilities to or relating to the Spinco Employees under the Plains Deferred Compensation Arrangements; provided, however that Plains shall transfer a cash amount equal to the cost of such Liabilities transferred to Spinco as soon as practicable following the Distribution Date or such other date as Plains and Spinco may mutually agree."

     3. Effect on the Agreement. Except as specifically amended or waived by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. The term "Agreement" used in the Agreement shall mean the Agreement as amended hereby.

     4. Counterparts. This Amendment may be executed in counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its principles of conflicts of law.

     6. Condition. This Amendment shall not become effective until the Condition is fulfilled.



                            [Signature Page Follows]


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     IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed on its behalf by its officers thereunto duly authorized on the day and year first written above.

                            PLAINS RESOURCES INC.



                            By:      /s/ TIMOTHY T. STEPHENS
                                -----------------------------------------
                            Name: Timothy T. Stephens
                            Title: Secretary

                            PLAINS EXPLORATION & PRODUCTION COMPANY


                            By:      /s/ TIMOTHY T. STEPHENS
                                -----------------------------------------
                            Name: Timothy T. Stephens
                            Title: Secretary


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